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                                                                    Exhibit 4.3

                        INFINITY BROADCASTING CORPORATION
                          1999 LONG-TERM INCENTIVE PLAN
                         (EFFECTIVE AS OF APRIL 1, 1999)


                                    ARTICLE I
                                     GENERAL

1.1      Purpose

         The purposes of the 1999 Long-Term Incentive Plan ("Plan") for eligible employees of Infinity Broadcasting Corporation ("Corporation") and its Subsidiaries (the Corporation and its Subsidiaries severally and collectively referred to in the Plan as the "Company") are to foster and promote the long-term financial success of the Company and materially increase stockholder value by: (i) attracting and retaining employees of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a high performance team; (iii) motivating employees, by means of performance-related incentives, to achieve long-range performance goals; (iv) providing incentive compensation opportunities competitive with those of other major companies; and
(v) enabling employees to participate in the long-term growth and financial success of the Company.

1.2      Administration

         (a) The Plan will be administered by a committee of the Board of Directors of the Corporation ("Committee") which will consist of two or more members. The members will be appointed by the Board of Directors, and any vacancy on the Committee will be filled by the Board of Directors or in a manner authorized by the Board.

         (b) Subject to the limitations of the Plan, the Committee will have the sole and complete authority: (i) to select in accordance with Section 1.3 persons who will participate in the Plan ("Participant" or "Participants") (including the right to delegate authority to select Participants); (ii) to make Awards and payments in such forms and amounts as it may determine (including the right to delegate authority to make Awards within limits approved from time to time by the Committee); (iii) to impose such limitations, restrictions, terms and conditions upon such Awards as the Committee or its authorized delegates deems appropriate; (iv) to interpret the Plan and the terms of any document relating to the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (v) to amend or cancel an existing Award in whole or in part (including the right to delegate authority to amend or cancel an existing Award in whole or in part within limits approved from time to time by the Committee), except that the Committee and its authorized delegates may not, unless otherwise provided in the Plan, or unless the Participant affected thereby consents, take any action under this clause that would adversely affect the rights of such Participant with respect to the Award, and except that the Committee and its authorized delegates may not, unless otherwise provided in the Plan, take any action to amend any outstanding Option under the Plan in order to decrease the Option Price under such Option; and (vi) to make all other determinations and to take all other




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actions necessary or advisable for the interpretation, implementation and administration of the Plan. The Committee's determinations on matters within its authority will be conclusive and binding upon the Company and all other persons.

         (c) The Committee will act with respect to the Plan on behalf of the Corporation and on behalf of any Subsidiary issuing stock under the Plan, subject to appropriate action by the board of directors of any such Subsidiary. All expenses associated with the Plan will be borne by the Corporation subject to such allocation to its Subsidiaries and operating units as it deems appropriate.

1.3      Selection for Participation

         Participants selected by the Committee (or its authorized delegates) must be Eligible Persons, as defined herein. "Eligible Persons" are persons who are employees of the Company or its parent corporation(s) ("Employee" or "Employees") or, in the event of death while an Employee, his or her estate. Eligible Persons will also include independent contractors of the Company as to an Award if the person is an independent contractor at the time the Award is granted. In making this selection and in determining the form and amount of Awards, the Committee may give consideration to the functions and responsibilities of the Eligible Person, his or her past, present and potential contributions to the Company and other factors deemed relevant by the Committee.

1.4      Types of Awards under Plan

         Awards ("Awards") under the Plan may be in the form of any one or more of the following: (i) Non-statutory stock options ("NSOs" or "Options"), as described in Article II; (ii) Stock Appreciation Rights ("SARs") and Limited Stock Appreciation Rights ("Limited Rights"), as described in Article II; (iii) Performance Awards ("Performance Awards") as described in Article IV; and (iv) Restricted Stock ("Restricted Stock") and Restricted Units ("Restricted Units"), each as described in Article V.

1.5      Shares Subject to the Plan

         Shares of stock issued under the Plan may be in whole or in part authorized and unissued or treasury shares of the Corporation's Class A Common Stock, par value $0.01 per share ("Common Stock"), or "Formula Value Stock" as defined in Section 8.12(d) (Common Stock and Formula Value Stock severally and collectively referred to in the Plan as "Stock").

         The maximum number of shares of Stock which may be issued for all purposes under the Plan will be 2,500,000, plus such additional shares as the Board of Directors or the Committee may, from time to time, authorize by a resolution or resolutions duly adopted by said Board of Directors or Committee.

         Except as otherwise provided below, any shares of Stock subject to an Option or other Award which is canceled or terminates without any shares having been issued pursuant thereto having been exercised will again be available for Awards under the Plan. Shares subject to an option canceled upon the exercise of an SAR will not again be available for Awards under the




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Plan except to the extent the SAR is settled in cash. To the extent that an
Award is settled in cash, shares of Stock subject to that Award will again be available for Awards. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations of the exercise or vesting of an Award will be available again for Awards under the Plan. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award will be available again for Awards under the Plan.

         No fractional shares will be issued, and the Committee will determine the manner in which fractional share value will be treated.

                                   ARTICLE II
                                  STOCK OPTIONS

2.1      Award of Stock Options

         The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to any Participant Options to purchase Stock.

         The Committee may provide with respect to any option to purchase Stock that, if the Participant, while an Eligible Person, exercises the option in whole or in part using already-owned Stock, the Participant will, subject to this Section 2.1 and such other terms and conditions as may be imposed by the Committee, receive an additional option ("Reload Option"). The Reload Option will be to purchase, at Fair Market Value as of the date the original option was exercised, a number of shares of Stock equal to the number of whole shares used by the Participant to exercise the original option. The Reload Option will be exercisable only between the date of its grant and the date of expiration of the original option.

         A Reload Option will be subject to such additional terms and conditions as the Committee may approve, which terms may provide that the Committee may cancel the Participant's right to receive the Reload Option and that the Reload Option will be granted only if the Committee has not canceled such right prior to the exercise of the original option. Such terms may also provide that, upon the exercise by a Participant of a Reload Option while an Eligible Person, an additional Reload Option will be granted with respect to the number of whole shares used to exercise the first Reload Option.

2.2      Stock Option Agreements

         The award of an option will be evidenced by a written agreement ("Stock Option Agreement") in such form and containing such terms and conditions as the Committee may from time to time determine. The Committee may also at any time and from time to time provide for the deferral of delivery of any shares for which the option may be exercisable until a specified date or dates and subject to terms and conditions determined by the Committee.



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2.3      Option Price

         The purchase price of Stock under each Option ("Option Price") will not be less than the Fair Market Value of such Stock on the date the Option is awarded.

2.4      Exercise and Term of Options

         (a) Except as otherwise provided in the Plan, Options will become exercisable at such time or times as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

         (b) The Committee will establish procedures governing the exercise of options and will require that notice of exercise be given. Stock purchased on exercise of an option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company; or (2) if so provided by the Committee: (i) through the delivery of shares of Stock which are then outstanding and which have a Fair Market Value on the date of exercise equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the permissible forms of payment.

2.5      Termination of Eligibility

         Unless the Committee provides otherwise, in the event the Participant is no longer an Eligible Person and ceased to be such as a result of termination of service to the Company with the consent of the Committee or as a result of his or her death, retirement or disability, each of his or her outstanding Options will be exercisable by the Participant (or his or her legal representative or designated beneficiary), to the extent that such Option was then exercisable, at any time prior to an expiration date established by the Committee at the time of award, but in no event after such expiration date. In the event an Award is made to the estate of a person who died while an Employee, each outstanding option held by such estate will be exercisable by the estate (or the distributee of said estate) at any time prior to an expiration date established by the Committee at the time of award. Unless the Committee provides otherwise, if the Participant ceases to be an Eligible Person for any other reason, all of the Participant's then outstanding Options will terminate immediately.

                                   ARTICLE III
                  STOCK APPRECIATION RIGHTS AND LIMITED RIGHTS

3.1      Award of Stock Appreciation Right

         (a) An SAR is an Award entitling the recipient on exercise to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Stock value.




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         (b) In general, an SAR entitles the Participant to receive, with respect to each share of Stock as to which the SAR is exercised, the excess of the share's Fair Market Value on the date of exercise over its Fair Market Value on the date the SAR was granted.

         (c) SARs may be granted in tandem with options granted under the Plan ("Tandem SARS") or independent of Options ("Independent SARs"). An SAR granted in tandem with an NSO may be granted either at or after the time the Option is granted.

         (d) SARs awarded under the Plan will be evidenced by either a Stock Option Agreement (when SARs are granted in tandem with an Option) or a separate agreement between the Company and the Participant.

         (e) Except as otherwise provided herein, a Tandem SAR will be exercisable only at the same time and to the same extent and subject to the same conditions as the Option related thereto is exercisable, and the Committee may prescribe additional conditions and limitations on the exercise of the SAR. The exercise of a Tandem SAR will cancel the related Option. Tandem SARs may be exercised only when the Fair Market Value of Stock to which it relates exceeds the Option Price.

         (f) Except as otherwise provided herein, an Independent SAR will become exercisable at such time or times, and on such conditions, as the Committee may specify, and the Committee may at any time accelerate the time at which all or any part of the SAR may be exercised.

         The Committee may provide, under such terms and conditions as it may deem appropriate, for the automatic grant of additional SARs upon the full or partial exercise of an Independent SAR.

         Any exercise of an Independent SAR must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

         (g) Except as otherwise provided herein, all SARs will automatically be exercised on the last trading day prior to the expiration date established by the Committee at the time of the award for the SAR, or, in the case of a Tandem SAR, for the related Option, so long as exercise on such date will result in a payment to the Participant.

         (h) Unless otherwise provided by the Committee, no SAR will become exercisable or will be automatically exercised for six months following the date on which it was granted or the effective date of the Plan, whichever is later.

         (i) At the time of award of an SAR, the Committee may limit the amount of the payment that may be made to a Participant upon the exercise of the SAR. The Committee may further determine that, if the amount to be received by a Participant in any year is limited pursuant to this provision, payment of all or a portion of the amount that is unpaid as a result of the limitation may be made to the Participant at a subsequent time. No such limitation will




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require a Participant to return to the Company any amount theretofore received by him or her upon the exercise of an SAR.

         (j) Payment of the amount to which a Participant is entitled upon the exercise of an SAR will be made in cash, Stock, or partly in cash and partly in Stock, as the Committee may determine. To the extent that payment is made in Stock, the shares will be valued at their Fair Market Value on the date of exercise of the SAR. The Committee may also at any time and from time to time provide for the deferral of delivery of any shares and/or cash for which the SAR may be exercisable until a specified date or dates and subject to terms and conditions determined by the Committee.

         (k) Each SAR will expire on a date determined by the Committee or, unless otherwise determined by the Committee, earlier upon the occurrence of the first of the following: (i) in the case of a Tandem SAR, termination of the related option; (ii) expiration of a period of six months after the Participant ceases to be an Eligible Person as a result of termination of service to the Company with the consent of the Committee or as a result of his or her death, retirement or disability; or (iii) the Participant ceasing to be an Eligible Person for any other reason.

3.2      Limited Rights

         (a) The Committee may award Limited Rights pursuant to the provisions of this Section 3.2 to the holder of an Option to purchase Common Stock granted under the Plan (a "Related Option") with respect to all or a portion of the shares subject to the Related Option. A Limited Right may be exercised only during the period beginning on the first day following a Change in Control, as defined in Article VII of the Plan, and ending on the thirtieth (30th) day following such date. Each Limited Right will be exercisable only to the same extent that the Related Option is exercisable, and in no event after the termination of the Related Option. Limited Rights will be exercisable only when the Fair Market Value (determined as of the date of exercise of the Limited Rights) of each share of Common Stock with respect to which the Limited Rights are to be exercised exceeds the Option Price per share of Common Stock subject to the Related Option.

         (b) Upon the exercise of Limited Rights, the Related Option will be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such Limited Rights are exercised. Upon the exercise or termination of the Related Option, the Limited Rights with respect to such Related Option will be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated.

         (c) The effective date of the grant of a Limited Right will be the date on which the Committee approves the grant of such Limited Right. Each grantee of a Limited Right will be notified promptly of the grant of the Limited Right in such manner as the Committee prescribes.

         (d) Upon the exercise of Limited Rights, the holder thereof will receive in cash an amount equal to the product computed by multiplying (i) the excess of (a) the higher of (x) the Minimum Price Per Share (as hereinafter defined), or (y) the highest reported closing sales price of a share of Common Stock on the New York Stock Exchange at any time during the period



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beginning on the sixtieth (60th) day prior to the date on which such Limited
Rights are exercised and ending on the date on which such Limited Rights are exercised, over (b) the Option Price per share of Common Stock subject to the Related Option, by (ii) the number of shares of Common Stock with respect to which such Limited Rights are being exercised.

         (e) For purposes of this Section 3.2, the term "Minimum Price Per Share" will mean the highest gross price (before brokerage commissions and soliciting dealers' fees) paid or to be paid for a share of Common Stock (whether by way of exchange, conversion, distribution upon liquidation or otherwise) in any Change in Control which is in effect at any time during the period beginning on the sixtieth (60th) day prior to the date on which such Limited Rights are exercised and ending on the date on which such Limited Rights are exercised. For purposes of this definition, if the consideration paid or to be paid in any such Change in Control will consist, in whole or in part, of consideration other than cash, the Board will take such action, as in its judgment it deems appropriate, to establish the cash value of such consideration.

                                   ARTICLE IV
                               PERFORMANCE AWARDS

4.1      Nature of Performance Awards

         A Performance Award provides for the recipient to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of Performance Goals. Performance Goals may be related to personal performance, corporate performance (including corporate stock performance), departmental performance or any other category of performance deemed by the Committee to be important to the success of the Company or may be related to the occurrence of any triggering event or events that the Committee may deem appropriate. The Committee will determine the Performance Goals, the period or periods during which performance is to be measured or otherwise determined and all other terms and conditions applicable to the Award. Regardless of the degree to which Performance Goals are attained, a Performance Award will be paid only when, if and to the extent that the Committee determines to make such payment.

4.2      Other Awards Subject to Performance Condition

         The Committee may, at the time any Award described in this Plan is granted, impose the condition (in addition to any conditions specified or authorized in the Plan) that Performance Goals be met prior to the Participant's realization of any payment or benefit under the Award.

                                    ARTICLE V
                      RESTRICTED STOCK AND RESTRICTED UNITS

5.1      Awards of Restricted Stock and Restricted Units

         The Committee may award to any Participant shares of Stock subject to this Article V and such other terms and conditions as the Committee may prescribe, such Stock referred to herein as "Restricted Stock." Each certificate for Restricted Stock will be registered in the name



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of the Participant and deposited by him or her, together with a stock power endorsed in blank, with the Corporation.

         The Committee may also award to any Participant Restricted Units subject to this Article V and such other terms and conditions as the Committee may prescribe. For purposes hereof, a "Restricted Unit" will mean any award of a contractual right granted under this Article V to receive Stock (or, at the discretion of the Committee, cash in an amount based on the Fair Market Value of the Stock, or a combination of Stock and cash) which would become vested and nonforfeitable, in whole or in part, upon the completion of such period of service as may be determined by the Committee.

5.2      Restricted Stock/Restricted Unit Agreement

         Awards of Restricted Stock and Restricted Units under the Plan will be evidenced by a signed written agreement containing such terms and conditions as the Committee may determine.

5.3      Restriction Period; Dividend Equivalents

         At the time of award of Restricted Stock or Restricted Units, there will be established for each Participant a "Restriction Period" of such length as the Committee determines. The Restriction Period may be waived by the Committee. Shares of Restricted Stock and Restricted Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided.

         Subject to such restrictions on transfer, the Participant as owner of such shares of Restricted Stock will have the rights of the holder of such Restricted Stock, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to such Stock during the Restriction Period will be accumulated and held by the Company and will be subject to the same forfeiture provisions and the same restrictions on transfer as apply to the shares of Restricted Stock with respect to which they were paid.

         Upon the expiration or waiver by the Committee of the Restriction Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, restrictions applicable to the Restricted Stock or Restricted Units will lapse and the Corporation will, in the case of Restricted Stock, redeliver to the Participant (or his or her legal representative or designated beneficiary) the shares deposited pursuant to
Section 5.1 free and clear of all restrictions except as may be imposed by law and, in the case of Restricted Units, will pay out such units as provided in the Restricted Unit Agreement.

5.4      Termination of Eligibility

         Unless otherwise determined by the Committee, in the event the Participant is no longer an Eligible Person and ceased to be such as a result of termination of service to the Company with the consent of the Committee, or as a result of his or her death, retirement or disability, the restrictions imposed under this Article V will lapse with respect to such number of shares of Restricted Stock and with respect to such number of Restricted Units theretofore awarded to him or her as may be determined by the Committee. All other shares of Restricted Stock and



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Restricted Units theretofore awarded to him or her which are still subject to restrictions, along with any dividends or other distributions thereon that have been accumulated and held by the Company, will be forfeited, and in the case of Restricted Stock, the Corporation will have the right to complete the blank stock power.

         Unless otherwise determined by the Committee, in the event the Participant ceases to be an Eligible Person for any other reason, all shares of Restricted Stock and all Restricted Units theretofore awarded to him or her which are still subject to restrictions, along with any dividend or other distributions on Restricted Stock that have been accumulated and held by the Company, will be forfeited, and, in the case of Restricted Stock, the Corporation will have the right to complete the blank stock power.

5.5      Dividend Equivalents

         The Committee will determine whether and to what extent, if any, to credit to the account of, or to pay currently to, each recipient of Restricted Units, an amount equal to any dividends or other distributions paid during the Restriction Period with respect to the corresponding number of shares of Stock covered thereby ("Dividend Equivalent"). To the extent provided by the Committee at or after the date of grant, any Dividend Equivalents with respect to cash dividends on the Stock credited to a Participant's account will be deemed to have been invested in shares of Stock on the record date established for the related dividend and, accordingly, a number of additional Restricted Units shall be credited to such Participant's account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Stock on such date.

                                   ARTICLE VI
                              DEFERRAL OF PAYMENTS

6.1      Deferral of Amounts

         If the Committee makes a determination to designate Awards or, from time to time, groups or types of Awards, eligible for deferral hereunder, a Participant may, subject to such terms and conditions and within such limits as the Committee may from time to time establish, elect to defer the receipt of amounts due to him or her under the Plan. Amounts so deferred are referred to herein as "Deferred Amounts." The Committee may also permit amounts now or hereafter deferred or available for deferral under any present or future incentive compensation program or deferral arrangement of the Company to be deemed Deferred Amounts and to become subject to the provisions of this Article. Awards which are so deferred will be deemed to have been awarded in cash and the cash deferred as Deferred Amounts.

         The period between the date on which the Participant's Deferred Amount would have been payable absent deferral and the final payment of such Deferred Amount will be referred to herein as the "Deferral Period."




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6.2      Participant Reports

         Annually, each Participant who has a Deferred Amount will receive a report setting forth all of his or her then Deferred Amounts and the yield thereon to date.

6.3      Payment of Deferred Amounts

         Payment of Deferred Amounts will be made on such terms and conditions as the Committee may determine and will be made at such time or times, and may be in cash, Stock, or partly in cash and partly in Stock, as the Committee in its sole discretion may from time to time determine.

                                   ARTICLE VII
                               CHANGES IN CONTROL

7.1      Effect of Change in Control

         Upon the determination of the Committee that a change in control has occurred for purposes of the Plan (a "Change in Control"), then, notwithstanding any other provision of the Plan: (i) all Options and, subject to the exercise provisions of Section 3.2(a) of the Plan, Limited Rights, but not SARS, outstanding and unexercised on the date of the Change in Control will become immediately exercisable; (ii) all Performance Awards will be deemed to have been earned on such basis as the Committee may prescribe and then paid on such basis, at such time and in such form as the Committee may prescribe, or may be deferred in accordance with the elections of Participants; (iii) all Restricted Stock and all Restricted Units will be deemed to be earned and the Restriction Period will be deemed expired on such terms and conditions as the Committee may determine; and (iv) all amounts deferred under this Plan will be paid to a trustee or otherwise on such terms as the Committee determines.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.1      Non-Transferability

         No Option, Limited Right, SAR, Performance Award, Restricted Unit or share of Restricted Stock or Deferred Amount under the Plan will be transferable other than by will, by the applicable laws of descent and distribution, or by transfer to a properly designated beneficiary in the event of death. All Awards and Deferred Amounts will be exercisable or received during the Participant's lifetime only by such Participant or his or her legal representative. Any transfer contrary to this Section 8.1 will nullify the Option, Limited Right, SAR, Performance Award, Restricted Unit or share of Restricted Stock, and any attempted transfer of a Deferred Amount contrary to this Section 8.1 will be void and of no effect.

8.2      Beneficiaries

         The Committee may establish or authorize the establishment of procedures not inconsistent with Section 8.1 under which a Participant may designate a beneficiary or



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beneficiaries to hold, exercise and/or receive amounts due under an Award or with respect to Deferred Amounts in the event of the Participant's death.

8.3      Adjustments Upon Changes in Stock

         If there is any change in the Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split up, dividend in kind or other change in the corporate structure or distribution to the stockholders, appropriate adjustments may be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share subject to outstanding Options or which may be issued under outstanding Performance Awards or Awards of Restricted Stock. Appropriate adjustments may also be made by the Board of Directors or the Committee in the terms of any Awards under the Plan to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of Performance Periods.

8.4      Conditions of Awards

         (a) Unless the Committee determines otherwise, either by waiving the conditions(s) or by limiting or otherwise amending the condition(s) with respect to any specified Award or group of Awards, the rights of a Participant with respect to any Award received under this Plan will be subject to the conditions that, until the Participant has fully received all payments, transfers and other benefits under the Award, he or she will (i) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company and (ii) be available, unless he or she has died, at reasonable times for consultations at the request of the Company's management with respect to phases of the business with which he or she is or was actively connected during the time he or she was an employee or independent contractor, but such consultations will not (except in the case of a Participant whose active service was outside the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that either of the above conditions is applicable (or is applicable as modified by the Committee) and is not fulfilled, the Participant will forfeit all rights to any unexercised Option or SAR, or any Performance Award or Stock held which has not yet been determined by the Committee to be payable or unrestricted (and any unpaid amounts equivalent to dividends or other distributions or amounts equivalent to interest relating thereto) as of the date of the breach of condition. Any determination by the Board of Directors of the Corporation, which will act upon the recommendation of the Chief Executive Officer, that the Participant is, or has, engaged in a competitive business or activity as aforesaid or has not been available for consultations as aforesaid or, if the Committee has modified such condition(s) with respect to the Participant's Award, that the Participant has not complied with such condition(s) as modified by the Committee will be conclusive.

         (b) This Section 8.4 will not apply to Limited Rights.




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8.5      Use of Proceeds

         All cash proceeds from the exercise of Options will constitute general funds of the Company.

8.6      Tax Withholding

         The Company will collect, through withholding or otherwise, an amount sufficient to satisfy any applicable statutory federal, state and local withholding tax requirements (the "withholding requirements") with respect to payments made pursuant to the Plan.

         In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy any applicable statutory withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock.

         If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the statutory withholding requirement. In the alternative, the Committee may, at the time of grant of any such Award, require that the Company withhold from any shares to be delivered Stock with a value calculated to satisfy any applicable statutory tax withholding requirements.

8.7      Non-Uniform Determinations

         The Committee's determinations under the Plan, including without limitation (i) the determination of the Participants to receive Awards, (ii) the form, amount, timing and payment of such Awards, (iii) the terms and provisions of such Awards, and (iv) the agreements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

8.8      Leaves of Absence; Transfers

         The Committee will be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect to any leave of absence from the Company granted to a Participant. Without limiting the generality of the foregoing, the Committee will be entitled to determine: (i) whether or not any such leave of absence will be treated as if the Participant ceased to be an Eligible Person; and (ii) the impact, if any, of any such leave of absence on Awards under the Plan. In the event a Participant transfers within the Company, such Participant will not be deemed to have ceased to be an Eligible Person for purposes of the Plan.




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


8.9      General Restriction

         (a) Each Award under the Plan will be subject to the condition that, if at any time the Committee determines that (i) the listing, registration or qualification of shares of Stock upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award will not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement has been effected or obtained free from any conditions not acceptable to the Committee.

         (b) Shares of Common Stock for use under the provisions of this Plan will not be issued until they have been duly listed, upon official notice of issuance, upon the New York Stock Exchange and such other exchanges, if any, as the Board of Directors of the Corporation determines, and a registration statement under the Securities Act of 1933 with respect to such shares has become, and is, effective.

8.10     Effective Date

         The Plan will be effective on April 1, 1999.

         No Award may be granted under the Plan after the Plan is terminated pursuant to Section 8.11, but Awards previously made may extend beyond that date and Reload Options and additional Reload Options provided for with respect to original options outstanding prior to that date may continue unless the Committee otherwise provides and subject to such additional terms and conditions as the Committee may provide, and the provisions of Article VI of the Plan will survive and remain effective as to all present and future Deferred Amounts until such later date as the Committee or the Board of Directors may determine.

         The adoption of the Plan will not preclude the adoption by appropriate means of any other stock option or other incentive plan for employees and/or independent contractors.

8.11     Amendment, Suspension and Termination of Plan

         The Board of Directors may at any time or times amend the Plan for any purpose which may at the time be permitted by law, or may at any time suspend or terminate the Plan as to any further grants of Awards.

8.12     Certain Definitions

         (a) The terms "retirement" and "disability" as used under the Plan will have the meanings determined from time to time by the Committee.

         (b) The term "Fair Market Value" as it relates to Common Stock means the mean of the high and low prices of the Common Stock as reported by the Composite Tape of the New York Stock Exchange (or such successor reporting system as the Committee may select) on the relevant date or, if no sale of the Common Stock has been reported for that day, the average of such prices on the next preceding day and the next following day for which there were reported




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


sales. The term "Fair Market Value" as it relates to Formula Value Stock will mean the value determined by the Committee.

         (c) The term "Subsidiary" will mean, unless the context otherwise requires, any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the corporation if each of the corporations other than the last corporation in such chain owns stock possessing at least 50% of the voting power in one of the other corporations in such chain.

         (d) "Formula Value Stock" means shares of a class or classes of stock the value of which is derived from a formula established by the Committee which reflects such financial measures as the Committee may determine. Such shares will have such other characteristics as may be determined at time of their authorization.

8.13     Governing Law

         The Plan and all agreements or other documents relating to the Plan will be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.



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